Exhibit 99.1

Indianapolis, IN For Immediate Release

Allison Transmission Announces Increased Quarterly Dividend and Preliminary First Quarter 2013 Results and Affirms Full Year 2013 Guidance

Indianapolis, IN, April 15, 2013 – Allison Transmission Holdings, Inc. (NYSE: ALSN), the world’s largest manufacturer of fully-automatic transmissions for medium- and heavy-duty commercial vehicles, medium- and heavy-tactical U.S. defense vehicles and hybrid-propulsion systems for transit buses, announced today that its Board of Directors approved an increase in its quarterly cash dividend from $0.06 to $0.12 per share on the Company’s common stock and non-voting common stock and is providing preliminary estimates of certain of its financial and operations results for the three months ended March 31, 2013.

The Company’s Board of Directors declared quarterly dividends of $0.12 per share on the Company’s common stock and non-voting common stock, which is an increase from the quarterly cash dividend of $0.06 per share that began in the second quarter of 2012. Payment will be made on May 31, 2013, to stockholders of record at the close of business on May 17, 2013.

The payment of any future quarterly dividends will be at the discretion of the Board of Directors and will be dependent upon Allison Transmission’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board of Directors.

Based on currently available information, for the first quarter of 2013, we expect net sales to be in the range of $455 to $460 million and Adjusted EBITDA excluding technology-related license expenses, a non-GAAP financial measure, to be in the range of $144 to $149 million, implying an Adjusted EBITDA margin excluding technology-related license expenses, a non-GAAP financial measure, of approximately 32%. These expected results for the first quarter of 2013 are consistent with management’s expectations, and reflect considerably lower demand in the North America energy sector’s hydraulic fracturing market and the previously considered reductions in defense net sales.

In addition, we are affirming our full year 2013 guidance released to the market on February 19, 2013: net sales to decline in the range of 6 to 8 percent, Adjusted EBITDA margin excluding technology-related license expenses in the range of 32 to 34 percent, Adjusted Free Cash Flow, a non-GAAP financial measure, in the range of $325 to $375 million, capital expenditures in the range of $80 to $90 million and cash income taxes in the range of $15 to $20 million. Consistent with our previous guidance we expect low levels of demand in the North America energy sector’s hydraulic fracturing market, reductions in U.S. defense spending to longer term averages experienced during periods without active conflicts and lower demand in the North America Hybrid-Propulsion Systems for Transit Bus end market due to municipal spending constraints to lead to net sales reductions in these end markets. We also expect that the majority of the full year 2013 net sales reduction implied by the midpoint of our guidance will have occurred in the first quarter, followed by growth in the Global On-Highway end markets for the balance of the year. Our full year 2013 Adjusted EBITDA margin excluding technology-related license expenses guidance incorporates several initiatives to proactively align costs and programs across our business with Allison’s net sales guidance.

The results described above and the reconciliation below are estimated, preliminary and may change. Because we have not completed our normal quarterly closing and review procedures for the quarter ended March 31, 2013, subsequent events may occur that require adjustments to these results and there can be no assurance that the final results for the quarter ended March 31, 2013 will not differ materially from these estimates. These estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP.

Adjusted EBITDA excluding technology-related license expenses, Adjusted EBITDA margin excluding technology-related license expenses and Adjusted Free Cash Flow are non-GAAP measures. Management uses Adjusted EBITDA excluding technology-related license expenses, Adjusted EBITDA margin excluding technology-related license expenses and Adjusted Free Cash Flow to evaluate and control Allison’s cash operating costs and to measure its operating profitability. We believe the presentation of Adjusted EBITDA excluding technology-related license expenses, Adjusted EBITDA margin excluding technology-related license expenses and Adjusted Free Cash Flow enhances our investors’ overall understanding of the financial performance and cash flow of our business. You should not consider Adjusted EBITDA excluding technology-related license expenses, Adjusted EBITDA margin excluding technology-related license expenses as an alternative to net income, determined in accordance with GAAP, as an indicator of operating performance. You should not consider Adjusted Free Cash Flow as an alternative to net cash provided by operating activities, determined in accordance with GAAP, as an indicator of our cash flow.

The following table reconciles the Company’s estimated net income to its estimate of Adjusted EBITDA excluding technology-related license expenses for the three months ended March 31, 2013 based on the midpoint of the range set forth above.

	For the three months ended March 31,
	2013	2012
(unaudited, in millions)
Net income	$27.5	$58.0
plus:
Interest expense, net	33.9	40.7
Income tax expense	16.9	25.2
Amortization of intangible assets	29.9	37.5
Depreciation of property, plant and equipment	24.7	24.6
Fee to terminate services agreement with the Sponsors (a)	—	16.0
Initial public offering expenses (b)	—	5.7
Technology-related investment expense (c)	2.5	—
Loss on repurchases of long-term debt (d)	—	13.5
Unrealized loss (gain) on hedge contracts (e)	1.9	(0.7)
Other, net (f)	3.4	2.5

Adjusted EBITDA	$140.7	$223.0

Technology-related license expenses (g)	6.0	—

Adjusted EBITDA excluding technology-related license expenses	$146.7	$223.0

Revenue	$457.4	$601.9
Adjusted EBITDA margin excluding technology-related license expenses	32.1%	37.0%

(a)	Represents a one-time payment (recorded in other expense, net) to terminate the services agreement with affiliates of The Carlyle Group and Onex Partners.
(b)	Represents fees and expenses (recorded in other expense, net) related to our initial public offering in March 2012.
(c)	Represents an impairment charge (recorded in other expense, net) for an investment in co-development agreements to expand our position in transmission technologies.
(d)	Represents a loss (recorded in other expense, net) realized on the redemptions and repayments of long-term debt for the three months ended March 31, 2012.

(e)	Represents $1.9 million and ($0.7) million of unrealized losses/(gains) (recorded in other expense, net) on the mark-to-market of our foreign currency and commodities derivative contracts for the three months ended March 31, 2013 and 2012, respectively.
(f)	Represents employee stock compensation expense and service fees (recorded in selling, general and administrative expenses) paid to the Sponsors.
(g)	Represents $6.0 million (recorded in engineering – research and development) of payments for licenses to expand our position in transmission technologies.

About Allison Transmission

Allison Transmission is the world’s largest manufacturer of fully-automatic transmissions for medium- and heavy-duty commercial vehicles, medium- and heavy-tactical U.S. defense vehicles and hybrid-propulsion systems for transit buses. Allison transmissions are used in a variety of applications including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (primarily school and transit), motor homes, off-highway vehicles and equipment (primarily energy and mining) and defense vehicles (wheeled and tracked). Founded in 1915, the Allison business is headquartered in Indianapolis, Indiana, U.S.A. and employs approximately 2,800 people. Allison has manufacturing facilities and customization centers located in China, The Netherlands, Brazil, India and Hungary. With a global presence, serving customers in North America, Europe, Asia, Australia, South America, and Africa, Allison also has over 1,400 independent distributor and dealer locations worldwide. More information about Allison is available at www.allisontransmission.com.

Forward-Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; general economic and industry conditions; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; the concentration of our net sales in our top five customers and the loss of any one of these; risks associated with our international operations; brand and reputational risks; our intention to pay dividends; and labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled above to their closest GAAP financial measures. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

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